Exhibit 10.2

AMENDMENT NO. 7 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ThisAMENDMENT NO. 7 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 7, 2020 (effective as of April 30, 2020), is by and among U.S. Bank National Association, as Bank ("Bank"), and SigmaTron International, Inc., a Delaware corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement); and

WHEREAS, Borrower has requested that Bank amend the Credit Agreement as set forth herein and Bank is willing to do so on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.  In reliance upon the representations and warranties of Borrower set forth in Section 2 below and subject to the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

"Adjusted EBITDAR" means, with respect to any fiscal period, the total (without duplication), in Dollars, for Borrower and its Subsidiaries on a consolidated basis and as determined in accordance with GAAP consistently applied, of: (a) EBITDAR for such period, minus (b) the aggregate cash amount of income and franchise taxes paid during such period, minus (c) all Capital Expenditures for such period, exclusive of those Capital Expenditures made from funds borrowed by Borrower or pursuant to any Capital Lease (for purposes of this clause (c) "funds borrowed" will not include funds borrowed from Bank as a Revolving Loan), minus (d) all dividends and distributions paid in cash, and all cash paid in connection with redemptions or repurchases of any Capital Stock, during such period.

"EBITDA" means, with respect to any fiscal period, the total (without duplication), in Dollars, for Borrower and its Subsidiaries on a consolidated basis and as determined in accordance with GAAP consistently applied, of: (a) Net Income for such period, plus (b) in each case to the extent deducted in calculating Net    Income    for    such    period,    (i) interest    expense,    (ii) income    taxes, (iii) depreciation  and  amortization,  (iv) non-cash  extraordinary  losses,  and (v) Qualifying Expenses incurred during the fiscal quarter ending July 31, 2020 in an aggregate amount not to exceed $4,385,000, minus (c) in each case to the extent included in calculating Net Income for such period (i) extraordinary gains and (ii) interest income. EBITDA, for purposes of this Agreement, will be calculated utilizing a first in-first out method of cost accounting for Inventory.  For the purposes of calculating EBITDA, any amounts forgiven under the Program will not be considered extraordinary gains.

(b)    Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms: "Excluded Portion" and "Included Portion".

(c)    Section 8.1 of the Credit Agreement is hereby amended by deleting the proviso at the end of such section.

2.    Representations and Warranties.Borrower hereby represents and warrants to Bank that as of the date hereof:

(a)    The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower;

(b)    No Default or Event of Default has occurred and is continuing or shall be caused by the transactions contemplated by this Amendment; and

(c)    The representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, as amended to date, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3.    Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a)    Bank shall have received a copy of this Amendment executed by Borrower; and

(b)    No Default or Event of Default shall have occurred or be continuing aftergiving effect to this Amendment.

4.    Miscellaneous.

(a)    Governing Law. THIS AMENDMENT SHALL BE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile, .pdf or other similar method of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

(c)    Reference to Credit Agreement. Each reference in the Credit Agreement  to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Credit Agreement or in any other Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(d)    Costs and Expenses. Borrower acknowledges that Section 10.3 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.

(e)    Release.

(i)    In consideration of the agreements of Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Bank, and its successors and assigns, and its present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Bank and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Credit Agreement, and any of the other Loan Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.

(ii)   Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first above written.

BORROWER

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Name:	Gary R. Fairhead
Title:	CEO

U.S. BANK NATIONAL ASSOCIATION,
as Bank

By:	/s/ Ari Kaplan
Name:	Ari Kaplan
Title:	Senior Vice President